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                                                                    Exhibit 2.5


                               STOCK EXCHANGE AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT (the "Agreement") is entered into as of May 20, 1998, between

GEOTECK INTERNATIONAL, INC., a Nevada corporation ("MSO Inc."),

and

G. FOSS BEHEER B.V., a Dutch corporation (the "OSAS Stockholder")

being the holder of 9,64% of the issued and outstanding capital stock of Offshore Shuttle AS, a Norwegian corporation ("OSAS"),

                                      BACKGROUND

     The OSAS Stockholder owns 465,002 shares (the "OSAS Stock") of the issued and outstanding capital stock consisting of 4,822,000 shares of voting common stock, par value 0.1 NOK of OSAS.

     The OSAS Stockholder has agreed to sell to MSO Inc. and MSO Inc. has agreed to purchase the OSAS Stock from the OSAS Stockholder on the terms and conditions set forth in this Agreement.

     In consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                STATEMENT OF TERMS:

                                     SECTION 1

                             PURCHASE AND SALE OF STOCK



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     1.1  PURCHASE AND SALE OF STOCK. OSAS Stockholder will sell to MSO Inc. and
MSO Inc. will purchase from OSAS Stockholder all of the MSO and OSAS Stockholder's right, title and interest in the OSAS Stock.

     1.2 STOCK EXCHANGE. At the Closing (as defined in Section 2.1 below), (i) MSO Inc. will receive stock certificates evidencing 465,002 shares of the OSAS Stock duly endorsed for transfer to MSO Inc., and (ii) MSO Inc. will cause 697,503 shares of the common voting stock, par value $0.001 of MSO Inc. (the "MSO Inc. Stock") (the "Consideration") to be issued and delivered to the OSAS Stockholder pursuant to Section 1.3 of this Agreement.

     1.3 ISSUANCE OF MSO INC. STOCK TO OSAS STOCKHOLDERS. At the Closing, the OSAS Stockholder will receive stock certificates evidencing shares which amount to an aggregate of 697,503.

     1.4 NO FURTHER OWNERSHIP IN OSAS STOCK. The issuance of the 697,503 shares of MSO Inc. to be delivered to the OSAS Stockholder will be deemed to have been given in full satisfaction of all rights pertaining to the OSAS Stock.

                                      SECTION 2

                             CLOSING; CLOSING CONDITIONS

     2.1 CLOSING. The parties to this Agreement will hold a closing (the "Closing") for the purpose of confirming the transactions contemplated by this Agreement within two months after a registration statement as described in this
Section 2 has become effective. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." At the Closing, the parties will execute and exchange the following documents, items, certificates and instruments described in this Section 2.

     2.2. CONDITIONS TO CLOSING OF MSO INC. MSO Inc.'s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the conditions set forth below and/or the delivery of all of the documents, items, certificates and instruments described below, all of which documents, items, certificates and instruments must be in form and substance satisfactory to



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MSO Inc., unless such condition is waived by MSO Inc. at the Closing. The
Closing of the transactions contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing.

     (a) Transaction Documents. The OSAS Stockholder will have executed this Agreement and delivered the shares of OSAS stock as provided in Section 1.2 above.

     (b) Representations and Warranties. The representations and warranties of the OSAS Stockholder set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date.

     c) Effective Registration Statement. A registration statement relating to the MSO Inc. Stock to be issued to OSAS Stockholders has become effective under the Securities Act of 1933, as amended.

     (d) Shareholder Approval. The acquisition of OSAS Stock as provided in this Agreement will have been approved by the shareholders of MSO Inc.

     2.3 CONDITIONS TO CLOSING OF THE OSAS STOCKHOLDERS. The OSAS Stockholder's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the conditions set forth below and/or the delivery of all of the documents, items, certificates and instruments described below, all of which documents, items, certificates and instruments must be in form and substance satisfactory to the OSAS Stockholder, unless such condition is waived by the MSO and OSAS Stockholders at the Closing. The Closing of the transactions contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing.

     (a) Transaction Documents. MSO Inc. will have executed this Agreement and delivered the shares of MSO Inc. as provided in Section 1.3 above.

     (b) Representations and Warranties. The representations and warranties of MSO Inc. set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date.



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     (c)  Effective Registration Statement.  A registration statement relating to the MSO Inc. Stock to be issued to OSAS Stockholder has become effective under the Securities Act of 1933, as amended.

                                      SECTION 3

                REPRESENTATIONS AND WARRANTIES OF THE OSAS STOCKHOLDER

     The OSAS Stockholder represent and warrant to MSO Inc.:

     3.1 CORPORATE ORGANIZATION AND GOOD STANDING. To the best knowledge of OSAS stockholder, OSAS is a corporation duly organized, validly existing and in good standing under the laws of Norway, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

     3.2 CAPITALIZATION. The entire authorized capital stock and other equity securities of OSAS consists of 4,822,000 shares of 0,1 NOK par value stock all of which shares are issued and outstanding.

     3.3 TITLE TO OSAS STOCK. The OSAS Stock is lawfully owned by the OSAS Stockholder in the respective amounts set forth opposite his or its name by its signature below, free of preemptive rights and free and clear of all claims, liens, charges, security interest, encumbrances and other restrictions or limitations of any kind. The OSAS Stockholder has the full power, right, and authority to transfer the OSAS Stock held by him pursuant to this Agreement.

     3.4 FILINGS, CONSENTS AND APPROVALS. Except for any filings required by applicable securities laws, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or any other person or entity is necessary for the consummation by the OSAS Stockholder of the transactions contemplated by this Agreement or to enable OSAS to continue to conduct its business after the Closing Date in a manner consistent with that in which it is presently conducted.



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     3.5  NONCONTRAVENTION.  Neither the execution, delivery and performance of the OSAS Transaction Documents, nor the consummation of the transactions contemplated thereby nor compliance with the provisions thereof, will:

          (1) Conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of OSAS under any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OSAS or its properties or assets;

          (2) Violate any provision of the articles of incorporation or bylaws of OSAS; or

          (3) Violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to OSAS or any of its properties or assets.

                                     SECTION 4

                           REPRESENTATIONS AND WARRANTIES

                                    OF MSO INC.

     MSO Inc. represents and warrants to the OSAS Stockholder as follows:

     4.1 ORGANIZATION AND GOOD STANDING. MSO Inc. is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     4.2 CAPITAL STRUCTURE. The entire authorized capital stock and other equity securities of MSO Inc. consists of 40,000,000 shares of $0.001 par value common stock of which 20,020,000 shares are issued and outstanding. All of the issued and outstanding shares of MSO Inc. Stock have been duly authorized, are validly issued fully paid and nonassessable and, are not subject to preemp-



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tive rights.  Disclosure Schedule 4.2 sets forth the percentage holdings of the
Stockholders in MSO Inc. after giving effect to the transactions contemplated by this Agreement and certain proposed issuances of MSO Inc. Stock.

     4.3 AUTHORITY. MSO Inc. has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents to which it is a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and each of the Transaction Documents to which it is a party by MSO Inc. and the consummation by MSO Inc. of the transactions contemplated thereby, have been duly authorized by the board of directors of MSO Inc. and no other corporate proceedings on the part of MSO Inc. are necessary to authorize such documents or to consummate the transactions contemplated thereby except the approval of the shareholders of MSO Inc. as described in Section 2.2 lit. (e) above. This Agreement has been, and all the other Transaction Documents to which it is a party when executed and delivered by MSO Inc. as contemplated by this Agreement will be, duly executed and delivered by MSO Inc. and this Agreement is, and the other Transaction Documents when executed and delivered by MSO Inc. as contemplated hereby will be, the valid and binding obligation of MSO Inc. enforceable in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     4.4 NONCONTRAVENTION. Neither the execution, delivery and performance of the Transaction Documents, nor the consummation of the transactions contemplated thereby nor compliance with the provisions thereof, will:

          (1) Conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of MSO Inc. under any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MSO Inc. or its material properties or assets;



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          (2)  Violate any provision of the articles or certificate of incorporation or by-laws of MSO Inc.; or

          (3) Violate any order, writ, injunction, decree, statute, rule, or regula tion of any court or governmental or regulatory authority applicable to MSO Inc. or any of its properties or assets.

     4.5 FILINGS, CONSENTS AND APPROVALS. Except for any filings required by applicable securities laws, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by MSO Inc. of the transactions contemplated by this Agreement or to enable MSO Inc. to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

                                      SECTION 5

                             SURVIVAL AND INDEMNIFICATION

     5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants made by the parties shall survive the Closing for a period of six (6) months from the Closing Date.

     5.2 INDEMNIFICATION BY OSAS STOCKHOLDER. The OSAS Stockholder agrees to indemnify MSO Inc. and its officers, directors, shareholders, employees, agents and affiliates (other than the Stockholders themselves) in respect of, and hold each of them harmless from and against, any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the OSAS Stockholder contained in this Agreement.



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     5.3  INDEMNIFICATION BY MSO INC.  MSO Inc. agrees to indemnify the OSAS
Stockholder in respect of, and hold him harmless from and against, any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment) suffered, incurred or sustained by him or to which he becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of MSO Inc. contained in this Agreement.

                                      SECTION 6

                               MISCELLANEOUS PROVISIONS

     6.1 EFFECTIVENESS OF REPRESENTATIONS. Each party is entitled to rely on the representations, warranties and agreements of the other party and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake.

     6.2 TERMINATION. This Agreement may be terminated at any time prior to the Closing of the transactions contemplated hereby by:

          (a)  OSAS Stockholder;

          (b) MSO Inc., if there has been a breach by OSAS Stockholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of OSAS Stockholder that is not cured, to the reasonable satisfaction of MSO Inc., within ten business days after notice of such breach is given by MSO Inc.;

          (d) MSO Inc., if the transactions contemplated by this Agreement has not been consummated prior to September 30, 1998, unless the parties agree to extend such date; or

          (e) MSO Inc., if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the transactions contemplated by this Agreement has become final and nonappealable.



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     6.3  EXPENSES.  Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     6.4 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     6.5 ENTIRE AGREEMENT. This Agreement, the Exhibits, Schedules attached hereto and the other Transaction Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.

     6.6 SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, will be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it will, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     6.7 NOTICES. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, fax with electronic confirmation of delivery, internationally-recognized overnight courier company that is able to provide proof or receipt of delivery, or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as may be specified by like notice):



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     If to OSAS Stockholder:       G. Foss Beheer b. v.
                                   Attention: _________________
                                   _________________
                                   _________________
                                   Tel. ____________
                                   Fax _____________

     With a copy to:               Arntzen Underland & Co.
                                   Attention: Mr. Christian F. Michelet
                                   Karl Johans gt. 39
                                   N-0376 Oslo, Norway
                                   Tel. 47-22-42 42 27
                                   Fax 47-22-42 48 51

     If to MSO Inc.:               Geoteck International, Inc,
                                   Attention: Mr. Iqbal Akram
                                   1177 West Hastings Street, Suite 1818
                                   Vancouver, B. C. V6E 2K3
                                   Tel: 604-683-9161
                                   Fax: 604-687-6755

With a copy to:                    Breslow & Walker
                                   Attention: Mr. Howard Breslow, Esq.
                                   767 Third Avenue
                                   New York, NY 10017
                                   Tel: 212-832-1930
                                   Fax: 212-888-4955

     All such notices and other communications will be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery, (c) in the case of delivery by internationally-recognized overnight courier, on the business day following dispatch and (d) in the case of mailing, on the third business day following mailing.


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     6.8  HEADINGS.  The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agree ment.

     6.9 BENEFITS. None of the provisions of this Agreement is or will be construed as for the benefit of or enforceable by any person not a party to this Agreement.

     6.10 ASSIGNMENT. This Agreement may not be assigned by any party, by operation of law or otherwise.

     6.11 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the Kingdom of Norway applicable to contracts made and to be performed therein, without regard to conflicts of laws principles.

     6.12 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     6.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     6.14 FAX EXECUTION. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.



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     EXECUTED on May 20, 1998.


Geoteck International, Inc.


By:
   --------------------------
   Name: Iqbal Akram
   Title: Vice President


G. Foss Beheer b.v.


By:
   --------------------------
   Name:
   Title: